UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

August 2, 2004
(Date of Report (Date of earliest event reported))

MUNICIPAL MORTGAGE & EQUITY, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	011-11981 (Commission File Number)	52-1449733 (I.R.S. Employer Identification No.)

621 East Pratt Street, Suite 300 Baltimore, Maryland (Address of Principal Executive Offices)	21202 (Zip Code)

(443) 263-2900
(Registrant’s Telephone Number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Earnings Package.

99.2	Earnings Press Release, dated August 2, 2004.

99.3	Production Press Release, dated August 2, 2004.

99.4	2nd Quarter Distribution Press Release, dated July 22, 2004.

Item 12. Results of Operations and Financial Condition.

     On August 2, 2004, Municipal Mortgage & Equity, LLC (the “Company”) distributed an earnings package to analysts relating to the Company’s financial performance. A copy of the package, dated June 30, 2004, is attached hereto as Exhibit 99.1.

     On August 2, 2004, the Company distributed an earnings press release and financial statements relating to the Company’s financial performance for the quarter ended June 30, 2004. A copy of the press release, dated August 2, 2004, and financial statements, dated June 30, 2004, is attached hereto as Exhibit 99.2.

     On August 2, 2004, the Company distributed a production press release relating to the Company’s production volume for the three months ended June 30, 2004. A copy of the press release, dated August 2, 2004, is attached hereto as Exhibit 99.4.

     On July 22, 2004, the Company distributed a press release announcing the Company’s quarterly distribution to common shares of $.4625 per share. A copy of the press release, dated July 22, 2004, is attached hereto as Exhibit 99.4.

     The Company believes that certain statements in the earnings press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

     This information furnished under “Item 12. Results of Operations and Financial Condition,” including the exhibits related hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MUNICIPAL MORTGAGE & EQUITY, LLC

Date: August 2, 2004	By:	/s/ William S. Harrison

		Name:	William S. Harrison
		Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

99.1	Earnings Package.

99.2	Earnings Press Release, dated August 2, 2004.

99.3	Production Press Release, dated August 2, 2004.

99.4	2nd Quarter Distribution Press Release, dated July 22, 2004.